Exhibit 10.8

                              CONSULTING AGREEMENT

         Consulting Agreement made effective 1st of October, 1999, by and between CathayOnline Inc., a Nevada Corporation ("CATHAY"), which maintains its principle place of business at 6 E. 45th Street, Suite 1000, New York, NY 10017, and Peter Lau, who resides at 40 Park Avenue, 19B, New York, NY 10016.

                               W I T N E S S E T H

WHEREAS, CATHAY is seeking a part-time Chief Financial Officer to advise, assist and manage the financial affairs for CATHAY; and

WHEREAS, CATHAY seeks the part-time services of Peter Lau as CFO to CATHAY;

WHEREAS, Peter Lau seeks to take the position of CFO with CATHAY;

NOW THEREFORE, in consideration of the promises and mutual covenants and conditions contained in this Agreement, CATHAY and Mr. Lau agrees as follows:

SEC. 1. Consulting Work. CATHAY hereby agrees to hire Mr. Lau as a part time CFO to CATHAY. Mr. Lau shall be responsible for the management of CATHAY's financial affairs and report directly to the President of the Company or his designee.

SEC. 2. Consulting Term. The term of consulting hereunder is for the period commencing on October 1, 1999, and ending on October 1, 2000, unless earlier terminated by either party with thirty days notice or terminated pursuant to the provisions of Section 8 hereof.

SEC. 3. Performance. Mr. Lau shall use his best efforts to manage the financial affairs of CATHAY. He shall devote 2 days a week to those efforts.

SEC.     4. Compensation.

         a. Consulting Fees: As basic compensation for Mr. Lau's services as CFO during this consulting term, CATHAY shall pay Mr. Lau the monthly compensation of Four Thousand ($4,000) dollars per month.

         b. In addition, Mr. Lau shall receive 3,000 shares of common stock payable monthly. Mr. Lau shall have the rights to registration of common stock under Security Exchange
                  Commission rule 144 and will be entitled to piggyback registration rights similar to other common stock shareholders.

         c. Other Fees: For work outside the scope of CFO, CATHAY shall pay Mr. Lau additional fees for the following:

         d. Finders' Fees: If Mr. Lau introduces CATHAY or its affiliates, subsidiaries of associate companies to investors or lenders who provide capital, loans or other financial to CATHAY or its affiliates, subsidiaries or associate companies; Mr. Lau shall receive 3% cash bonus of the funds actually provided. Mr. Lau remains entitled to these fees after the termination of Consulting Agreement.

                  1. Investment Banking Transactions: If Mr. Lau introduces a transaction with respect to a proposed mergers or acquisitions or disposition of assets of the CATHAY, subsidiaries or associate companies of CATHAY (for investment banking work) then Mr. Lau shall receive five percent (5%) fees generated by the client. These fees may include cash, stock or warrants. If. Mr. Lau introduces a transaction Lau remains entitled to these fees after termination of the consulting contract.

                  2. Serving on Board of Directors: CATHAY may request Peter Lau to serve on the Board of Directors of a private or public company. Additional compensation will be provided for this service. The amount of compensation will be determined at a later date.

         e. Bonuses: In addition to his other compensation, Mr. Lau shall receive an annual bonus that may include cash, stock or stock options. The amount of this bonus shall be mutually agreed upon by the parties.

Sec. 5. Other Entitlement: Mr. Lau shall be entitled during the consulting term to:

         (a) Participate in such benefit plans, arrangements and programs as are afforded senior executive officers and directors of the Company, including without limitation, all health, disability and life insurance plans, and all retirement, savings, thrift and profit sharing plans;

         (b) Participate in such incentive compensation programs or other arrangements as are afforded from time to time to senior executive officers and directors of the Company;

         (c) Reimbursement of all reasonable expenses incurred by Mr. Lau in the performance of his duties as CFO;




SEC. 6. Non-Circumvention. Each party agrees not to circumvent the other causing the other loss of potential or actual revenues. A project that Mr. Lau has initiated, worked toward or had substantial progress with while in the employ of CATHAY gives Mr. Lau the rights to CATHAY's share of the revenues derived from such project. This right to revenue shall continue after Mr. Lau leaves CATHAY.

SEC. 7. Confidentiality. The nature of services provided by CATHAY requires information to be handled in a private confidential manner. Information about CATHAY's business, employees or clients will only be released to people or agencies outside the Company with CATHAY's consent. All reports, memoranda, notes or other documents will remain part of the Company's confidential records.

SEC.     8.  Termination  of Agreement.  Without cause the Company may terminate this Agreement at any time upon 30 days written notice to the consultant. Should the Company request, the consultant shall continue to work and be paid up to the date of termination. Further, without cause, the consultant may terminate this Agreement upon 30 days' written notice to the Company. Consultant shall work and be paid the regular compensation up to the date of termination, but will not receive a severance allowance. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Company may terminate the consultant's employment upon 30 days' notice to the consultant upon any of the following events:

         (a) Sale of substantially all of the Company's assets to a single purchaser or group of associate purchasers; or

         (b) Sales, exchange, or other disposition of fifty percent (50%) or more of the Company's outstanding corporate shares; or

         (c)      Company's termination of its business; or

         (d) Merger or consolidation of the Company in a transaction in which the Company's shareholders receive less than fifty percent (50%) of the outstanding voting shares of the surviving corporation.



         The Company may immediately terminate Mr. Lau for cause for any of the following:

         (a) A commission by Mr. Lau of any fraud upon the Company which causes material harm to the Company; or

         (b) The conviction of Mr. Lau to pleas of nolo contenders by Mr. Lau with respect to a felony; or

         (c) Mr. Lau's habitual absenteeism, chronic alcoholism or other form of chemical addiction; or

         (d) Any material breaches by Mr. Lau or his obligations under this Agreement which cause him harm to the Company.

SEC. 9. Investment Banking Transactions. The Parties CATHAY and Mr. Lau agree that all client transactions shall require the prior written approval of the President or its assignee of CATHAY. CATHAY may terminate any existing transaction if it finds the transaction is not in the best interest of CATHAY.

SEC. 10. Dispute Resolution and Choice of Law. In the event of any dispute between the parties concerning the interpretation of this Agreement, performing thereof, or compliance by any party therewith such dispute shall be resolved in New York City by arbitration to be conducted before a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association
         (AAA). Such AAA administer arbitration shall be conducted in New York City and the jurisdiction of New York State Law. Any decision of the arbitrators may be enforced by a court of competent jurisdiction. In deciding any dispute between parties, the arbitrators shall apply to laws of New York State.

SEC. 11. Cancellation, Termination or Revocation. If this Agreement is cancelled, terminated or revoked for any reason all of its compensation, non-circumvention and dispute resolution provisions shall survive such cancellation, termination, or revocation and the parties will continue to be bound thereby.

SEC.     12. Entire Agreement. This document constitutes the entire agreement of
         the  parties.   Any  modification,   amendment,   addendum  thereto  or
         cancellation thereof by mutual consent must be in writing.



SEC. 13. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and sent certified mail to:

                          For CATHAY:      CathayOnline Inc.
                                                   6 E. 45th Street, Suite 1000
                                                   New York, New York 10017

                          For Mr. Lau:              Peter Lau
                               40 Park Avenue, 19B
                               New York, NY 10016

         In Witness whereof, the parties have executed and delivered this Agreement effective as of the date first set forth above.


By:                                                  By:
    Peter Lau                                            Brian Ransom, President
                                                         CathayOnline Inc.

Date:                                                Date: